Exhibit 7

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Annual Report on Form 40-F of Fairfax Financial Holdings Limited of our report dated February 5, 2004 relating to the consolidated financial statements, which appears in the Annual Report to the Shareholders.

/s/ PricewaterhouseCoopers LLP

May 14, 2004